EXHIBIT 99.1
Interviewer: Hi. This is Mike Elliott and you're watching the SEC Filings TV executive interview series. In this episode, we will talking to Mr. Trent Daniels, founder of One World Holdings whose subsidiary of The One World Doll Project endeavors to make significant positive cultural impact through its Prettie Girls! multi-cultural doll line. One World Holdings is a publicly traded company listed under ticker symbol OWOO. Good morning Trent! Thanks for joining us.

Mr. Daniel: How are you, Mike?

Interviewer: I'm good. Thanks for asking. To start off, I'd just like to get you to tell us about the last couple of updates from One World Holdings and how things are progressing with the recent launch with the recent launch of the new Prettie Girls! doll line and what feedback you've had thus far on how they're being received by the market.

Mr. Daniel: Okay. Great! Well, first of all as far as feedback is concerned, we're getting what I would call phenomenal feedback from the marketplace. When we first created this line, Mike, we really believed that there was a major need out in the marketplace and I always kind of phrase it that every year you have women of color out in the stores looking for dolls that look like their little girls and truthfully speaking, it's just not happening. So we've been getting emails, letters, phone calls from mothers and from parents out there that are buying their dolls and their little girls are immediately connecting with them as if it's a doll that's been out there forever and that's exactly what we want. So, we are really thrilled with the way things are going. We launched Prettie Girls! dolls in mid-October. Sales have been, truthfully, much better than we expected and it's not that we were being pessimistic with our expectations, but you just kind of want to focus on a realistic idea of what you believe that your product can do, and we've been really happy with the results of the sales of the Prettie Girls and with the Cynthia Bailey collector's doll that's been taking off as well. So things are really, really looking good, Mike. We're really happy with the way things are going here.

Interviewer: And next, give us a little background on One World Dolls and maybe elaborate on your role with the company.

Mr. Daniel: Okay. Well One World Doll Project is a company that was created to produce multi-cultural fashion in play dolls. The concept came from a chance meeting between myself and Stacey McBride-Irby, who is a fifteen year veteran of Mattel. She had designed all the different Barbie doll lines before. She was actually the creator of the So In Style line of Barbie dolls. Well during our discussion, we discussed the fact that she wanted to do some bigger things that she really didn't feel like she was going to be able to do under the Mattel flag and I saw an opportunity. So we pulled some funds together and launched the company and here we are now. As far as my role with the company, I was one of the co-founders and I am also probably what you would call a head cheerleader for the company. I'm the "rah rah" guy. I'm ultimately optimistic about everything and I really focus on selling the brand and selling the business to the marketplace and that's kind of my specialty. Initially, my plan was for me to be the CEO but I just felt like that a better option was Ms. Melton, who's our current CEO. She comes from JP Morgan Chase. So I'm just the founder and the guy who always has something awesome to say about the One World Doll Project.

Interviewer: Trent, tell us about the Cynthia Bailey doll and why celebrity dolls and maybe what other celebrity dolls you have lined up.

Mr. Daniel: Okay. Well the Cynthia Bailey kind of was one of those things that you thought these kind of deals would happen, but you just weren't really weren't sure. But what we found is that when we launched this company and the word started getting around, we started getting inquiries from celebrities out there who had wanted to have a doll done of them but realistically speaking, Mattel or the other big companies just weren't interested and weren't going to do it. And it's not that these people didn't have a fan base, it's just that that's not really the core model of the bigger companies that are producing dolls and especially, Mike, when it came to African-American, Hispanic or celebrities of color. So, what we saw was an opportunity here. First of all from the relationships and the PR standpoint, the Cynthia Bailey doll is everywhere and it's taking off on like wildfire. Cynthia doll has been on the Bethenny show. It's been on morning shows in New York, all over the country. It was most recently on the Arsenio Hall Show, so by us doing a celebrity doll with Cynthia Bailey, it's given us so much as far as exposure for this company's concern but also for the beautiful work that is done by our doll designer, Stacey McBride-Irby. The Cynthia Bailey doll actually has an afro, so it's a unique doll in the marketplace and we've been thrilled with it. As far as other dolls coming up, there's going to be next year a Bern Nadette Stanis, who is also known as Thelma from the TV show Good Times, we're going to be doing her doll and that's in anticipation of an upcoming feature film release by Sony Pictures. So the celebrity doll thing has been wonderful. Like I said, we're getting inquiries from other celebrities, R&B singers, Grammy award winners, Hollywood actors and actresses, so we are going to continue on with the celebrity doll thing but we want to make sure those dolls resonate with our core message, which empowerment of little girls and that's why Cynthia Bailey was such a perfect choice.

Interviewer: It's a great marketing and branding strategy. And next, I know you can't get into specific numbers, but how have the Prettie Girls sales been thus far? The launch was pretty recent. Can you talk about that at all?

Mr. Daniel: Well. I have to say the sales and numbers have been much better than we expected and I won't get into specifics because we'll put that out when we do our end of the year filings, but I can say that our shareholders and investors and just people out there who are interested in seeing this company grow and this company build, they're certainly going to be happy with the sales numbers. Now I can say and we'll be putting a press release about this later on, that just as of yesterday, our CEO and myself, we actually closed a deal that's going to open up distribution channels into three of the largest states in the African nation. So, not only are the Prettie Girls! dolls spreading here in the United States but we're getting interest and enthusiasm in overseas markets, and we're actually going to opening up several of those markets in the very near future. So, things are going really well but we'll put out the specific numbers in the filings.

Interviewer: Very good. As far as 2014 kind of moving forward in your future here, what can you tell us about your plans for next year?

Mr. Daniel: Well the first thing is, Mike, in order to talk about the plans for 2014, we need to talk about the culmination of plans for 2013. Our focus for 2013 was specifically to establish foundation to develop the brand of the Prettie Girls, of the One World Doll Project and fortunately, especially through our relationship with the celebrity community, we've been very successful at doing that. Now there's still some work to be done but the bottom line is that the One World Doll Project message, the Prettie Girls brand to grow to the point where we are now getting inquiries from, like I said from overseas distributors and people really want to see this thing move forward and see this thing grow and fulfill the potential it has. As far as 2014, our first agenda is the toy fair, the International Toy Fair in New York City in February. Going to the toy fair is the first step in our plan to actually start to establish big box retail relationships and we're very excited about doing that. The reality is you're not going to walk into the toy fair and get ten million dollars worth of order right there at your table but you start to establish relationships and we will take some orders but it's really about establishment and relationships. I think one of the most important things for anybody looking at investing in this company or is currently investing in is that we have a slow growth strategy, Mike. Now, I say slow grow but when you really look at things, things have been moving pretty fast but we're not trying to become what we know we can overnight. We're not looking for overnight success. We're looking for gradual, slow, solid success that will create a foundation and will sustain us through the major spurts of growth that we're going to have. We expect 2014 to be a big year for that. Also in 2014, we're going to be releasing a full thirty-minute feature length television ready pilot for the Prettie Girls cartoon. We're in development of a major feature film, an hour and a half feature film for the Prettie Girls. Even plans of rolling out some Prettie Girls music coming in the next year. You know, in this business, it's all about marketing and licensing but the first thing you have to do is develop the brand and then those other opportunities will open those up. The ultimate goal for 2014 is that Prettie Girls must be the toy that every little girl has to have for Christmas 2014 and based on the response we've gotten this year so far, I think we're going to be very close to achieving that goal. So, we're having a great time.

Interviewer: Okay. Trent, next I'd like to move on to discussing the stock a little bit, and the first question I have is has the business has progressed, we see there have been several deals done with some may consider toxic financiers. Why was this approach chosen?

Mr. Daniel: Well you know, Mike, the reality is what you call toxic finance, we call essential capital, okay, because the truth is when you're building a business and when you're starting off as a development stage company, any financing that you get is not going to have the most optimal terms attached to it. I mean that's just how it works. Those who are taking the biggest risk are the ones who have the greatest potential for reward, so we don't look at any financing as toxic or subprime, or anything like that, what we look at it is this: We started this business to build this business, and the capital that has been required to build this business, not only to the level that we have, but also with the quality that you see in our products. You know, it's been essential capital to do that, and we have taken financing from the groups that, first of all, are willing to give the financing to a company that is pre-revenue and is just starting out, and also we've taken the financing that was necessary for us to build this business. So, whenever anybody brings up the issue of toxic financing and everything, you know, we just don't see things that way because the ultimate benefit of any financing is, and the ultimate reward, is if you use that capital for the right purposes. You use that capital to build a product, you use that capital to market, to promote, to develop a world-class management team, and that's exactly what we've done with the financing, so the reality is we knew that 2013 was going to be an expensive year when it came to raising money. But because of all the success that we've had, and we'll talk about that a little bit later on, but because of all the things that we've been able to do because of the management team, because of the things that we have done, we're now in the position to be able to get capital for the business that is less expensive, that doesn't have the terms that are so favorable to the lender, but are also more favorable to the company. And that's what building a business and growing is all about, so we just see any capital that we've raised as essential capital, the institutions that have invested, the investors, listen; they provide an essential service in the United States of America for a small, emerging growth company. Because the truth is, the banks aren't just out there ready to throw money to every business that starts up. They want to see a track record, they want to see growth. So, how do you get to that point? You raise money in whatever manner you can in order to do what you need to do. So, that's just kind of how I address any questions about the expensive nature of the financing that we've taken to this point.

Interviewer: And, with currently over 800 million shares outstanding, why do you think there's been so much dilution?

Mr. Daniel: Well, the reality is, Mike, the reason there is dilution is based on what I just said. It's expensive money. I mean, it's money that has a cost to it. But, it's just like buying anything of value. Let's just say you buy an expensive house, or you buy an expensive car; well, the bottom line is what do you get out of that investment? And, what we've gotten out of that investment is a world-class management team. We've gotten product that makes everything else look, kind of like, well, you know, hey, this is a really quality product and it's in the same price range, even if you compare a Barbie doll next to a Prettie Girls! doll, you'll see some quality in the Prettie Girls! doll that you don't see in the Barbie doll. We've gotten manufacturing with the largest manufacturer of toy products to the United States. And you don't just get these things just because you're there. You get these things because they have cost to them, and you have to buy those things. So, the dilution has been a direct result of the low stock price and the capital needs of the company. I'll give you some real numbers, Mike. In order to raise $10,000 dollars based on a stock price that's sub-penny, you're talking about upwards of one million shares, or more, in order to get that financing. But, if your stock is trading at $1 a share, you're only talking about 10,000 shares going out in the marketplace. So, the bottom line is that 2013 was our focus on building, and establishing, and doing what we had to do to get to the point where we could do better. Now that we've achieved so many things, it's time to move on to more optimal financing; financing that will not be as diluted, it will not put as many shares in the marketplace, and cleaning up our share structure, bottom line, in order to address the 1.5 billion shares that we have authorized out there, the 800 million shares that are outstanding. And all of these are a part of our growth strategy, and we'll be implementing those steps in the very near future, and just building this business and moving on. But now it's time to attract and to work with financing that's much more favorable to the company, and we're in the process of doing that, even as I speak now.

Interviewer: And what are some solutions the company is considering, if any, for the low share price?

Mr. Daniel: Well, first of all, there's a couple of things that you can do. The first thing is making sure that no more shares come into the marketplace that create excessive dilution. And how do you do that? Well, you pay off any debt or any of these convertible notes that are coming up. Most recently, we just paid off a $65,000 convertible note that, realistically speaking, upon conversion, could have put upwards of 70 million shares into the market place. And that kind of dilution, you know, creates a situation where the stock price gets watered down. So, the first thing is paying off some of this convertible debt. The second thing is the concept of doing some type of reverse split. Now, a lot of times, reverse splits are not popular with people because there's somewhat of a negative stigma attached to it, especially in the OTC space. But the reality is that the reverse split is a strategical move and it's a good one, if it's done at the right time, in the right way. And then the third thing would be to do some type of stock buy-back, or repurchase, where the company actually went out into the marketplace and purchase some of those shares that are out there. So, you know, a combination of those three things are the path it will take in order to get, you know, the stock price exactly where it needs to be. Not only to make investors feel more comfortable and happy, but also, to be able to attract the type of investors that we want and need, at this time, which are the ones that offer terms that are more favorable to both parties, as opposed to heavily weighted to the investor, themselves.

Interviewer: And so, you mentioned this -- you recently issued a press release announcing the company is undergoing a reverse split.

Mr. Daniel: Yes.

Interviewer: Could you elaborate any more on that strategy?

Mr. Daniel: Yeah. Well, the strategy of the reverse split is, in order to attract the kind of financing that is non-diluted, you have to get your stock price out of the dilution zone, okay? And that's bottom line. And like that example I used earlier, with the $10,000, you have to get your stock price to a point where, first of all, there's value behind that. Because a lot of companies do a reverse split, and it's just kind of a wash, rinse, and repeat cycle, where, you know, they do the reverse and then they keep doing the same diluting of the financing in order to, you know, get money for whatever purposes; building a business, or to pay employees, or pay executives, whatever. So, that's not the right approach. What you do, is that you do the reverse and then you bring value. The value that we're going to be bringing behind, the new stock price will be, first of all, overseas distribution; new distribution deals, sales numbers, okay? New media coverage, new promotional efforts; so, things that create momentum. Because a reverse split that's done and there's no momentum to move the new stock price forward, you're just wasting your time, okay? The other thing is, is that when it comes to dealing with the types of investors and investment firms that we need to get, the reverse split is necessary because 1.5 billion shares authorized, 800 million shares outstanding, that's just not the most attractive picture to the type of investors that can invest capital that tends not to be heavily dilutive, okay? But the only way to do that is you have to reverse those shares out, but also what the company will be doing is lowering the authorized shares from 1.5 billion down to 50 million, okay? And so, that changes the landscape completely, and it gives a much better presentation, it paints a much better picture and it gives a share structure that will make investors feel very comfortable with the fact that there's not a lot of dilution going to be happening, and there's not a lot of shares out there in the marketplace. I believe the number of outstanding shares will be just over 1 million shares in the marketplace. And that's exactly where you want to be, with a very, very tight flowed, and not a lot of outstanding shares. So, the reverse split is just a decision that was made, based on the dynamics of what the company is going to need to do to finance its operations, finance its production, finance the marketing, finance the management team; all of these things going in the near future. So, we're very comfortable with the decision, and we just want our shareholders to just understand that every decision that is being made is being made in the best interest of the company, and at this time the reverse split is exactly the thing we need to do, and it's the perfect part of the solution for the share price issue.

Interviewer: And Trent, our last question: As far as investors and bloggers who have been expressing their concern in chat rooms and other online venues, what is your message to them?

Mr. Daniel: Well, you know what, my message to them, and I think I speak for everyone here, is to say that, hey, we get it. We understand. We certainly know that when you've invested your money and you look at a share price that's 30% or 40% lower than what you invested in or, you know, the share price has these dips, that there's a lot of dilution coming out there, it sends tend to [inaudible] people, okay? But, what I want everybody to understand is this: We're building here, okay? This is not Mattel, yet. This is not Hasbro, yet. We're building a brand, and we have to invest into that, and part of that investment is some of the dilution that’s happened. It's some of the things that we've had to do in order to take in capital in order to build this brand. And, whenever anybody expresses concern or complaints, I say to them, "Well, would you rather have a lower share price but we have world-class management team? We have 'A' rated product, we have a group of celebrities and people that are taking our message out of the marketplace and saving us hundreds of thousands of dollars in advertising space and airtime.  Would you rather have, you know, a person designing dolls that was a fifteen year veteran of Mattel? A former Senior Vice President from Mattel who was over all Barbie products, is part of our team. A CEO that was at one of the largest banks in the world. All of these things cost money, so the reality is, if you're an investor or shareholder who is not exactly thrilled with where things are, I will say to you, things are where they are because this has just been part of the process of growing and developing this business. That's all there is to it. Going into 2014, you'll see things that will look a lot different. You'll see a much different landscape. You'll see a much different financing picture. You'll see a much different share structure. So, I just tell people to just be patient, we're not really seeing a lot complaints or anything, in fact, we're seeing investor confidence is at an all-time high and it continues to grow as we continue to prove ourselves and prove our business model. So, that's what we're going to keep doing, Mike, and we just appreciate everybody, and we do know that people get frustrated because share prices are not exactly where they want to be. But I just say to them, "Just be patient and just watch what we do and you'll see that everything will work out for the best and benefit for everyone involved."

Interviewer: And Trent, that's all the questions I had for today. Was there anything else you wanted to add before we close?

Mr. Daniel: Nothing else other than to say, you know, this is a publicly traded company, and this is a for-profit venture, so it is about making money. But I also want to always encourage people to really understand and remember what the vision of this company is. What our job is. You know, we have a financial responsibility and then we have a social responsibility. Financial responsibility is create value for our shareholders. But the social responsibility is to never lose focus on the fact that we are changing little girls' lives. We are letting little girls all over the world, of color, who are from different races, different ethnicities, different diversities, we're letting them know that, hey, someone out there is thinking about you. I went into a major store last night, just picking up a few things and I just decided to walk down the doll and the toy section. And you know what, Mike? I walked down there and out of hundreds and hundreds of dolls that were on the shelf, there was only one face that represented a diverse ethnicity. And you know what?  It's not my job to say whether that's right or wrong, it's just my job to say we're going to do something about it. So this company is focused on the empowerment of little girls. That's our core mission and that's our job. And as long as we focus on that, the benefits socially and also the benefits financially will show themselves. So we just want everybody to take a serious look at this company. We want people to really understand that we're serious, we're not just making dolls to throw on the shelves, we're serious. We're going to compete with the big boys. We're going to compete with the Mattels, the Hasbros, the JAKKS Pacifics. That's exactly what we're going to do. But we're not competing with them, trying to move anybody off the field, so to speak. We're competing because there's a wide open space for us to play, and it's truly going to prove itself to be bigger and better as we move forward and build this business. So, those would be my only parting words, let's just never forget what the core mission of this company is and that's all of our beautiful little girls out there.

Interviewer: Trent, thank you very much for taking the time to join us and to share your insights about the company.

Mr. Daniel: Thank you very much, Mike. You take care.

Interviewer: We've been talking to Mr. Trent Daniels, he's the founder of One World Holdings, whose subsidiary, the One World Doll project, endeavors to make significant, positive, cultural impact through its Prettie Girls! Multi-cultural doll line. One World Holdings is a publicly traded company, listed under ticker symbol, OWOO, and you can find out more about them at their website, www.oneworlddolls.com. Thanks for watching.